CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1 of Healthcare Triangle Inc, of our report dated June 22, 2021 on our audit of the consolidated financial statements of Healthcare Triangle Inc as of December 31, 2020 and 2019, and the related consolidated statements of income, changes in stockholders' equity (deficit) and cash flows for the years ended December 31, 2020 and 2019, and the reference to us under the caption "Experts."

Ram Associates Hamilton, NJ 08619

September 27, 2021.